Exhibit 32.2

CERTIFICATION

The undersigned, Charlie Lee, Principal Financial Officer of Pure Pharmaceuticals Corporation (the "Company") hereby certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to his knowledge:

(1)

the Annual Report on Form 10-K of the Company for the year ended September 30, 2009 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 30, 2009

/s/ Charlie Lee
Charlie Lee
Principal Financial Officer

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A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.